Exhibit 10.1





                                                                   Draft 7/25/96


                          MANAGEMENT SERVICES AGREEMENT
                          -----------------------------


     MANAGEMENT SERVICES AGREEMENT dated as of July __, 1996, by and between INTERPOOL LIMITED, a corporation organized under the laws of Barbados (together with its subsidiaries, hereinafter referred to as "Limited"), and INTERPOOL, INC., a Delaware corporation ("IPX").

                                    RECITALS
                                    --------

     A. IPX has historically provided certain services to its subsidiaries, including Limited.

     B. IPX and Limited desire that provision of these services by IPX be continued for the benefit of Limited and further desire to formalize the provisions of certain services.

     C. IPX is willing to continue to provide certain services to Limited and its subsidiaries and Limited is willing to arrange for the provision of such services by IPX.

                                    AGREEMENT
                                    ---------

     The parties therefore agree as follows:

     1.  Services.  IPX will provide to Limited those particular corporate and
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administrative services that are listed on Exhibit A hereto (the "Services"), in consideration of the charges described in Section 3 below.

     IPX shall make available (i) the services of Martin Tuchman as Chairman and Chief Executive Officer of Limited, for so long as he remains Chairman and Chief Executive Officer of IPX, (ii) the services of Raoul Witteveen as President and Chief Operating Officer of Limited, for so long as he remains President and Chief Operating Officer of IPX, and (iii) the services of such other personnel of IPX necessary for the performance of the Services to be rendered hereunder. IPX shall use its best efforts to ensure that each of the officers referred to in the preceding sentence shall devote such time, attention, energies and abilities as may be necessary to carry out his or her duties and responsibilities to Limited.

     Nothing in this agreement shall be construed to limit the right of IPX to perform services similar to those to be performed under this agreement for itself or any other person or corporation or to limit in any way the business or activities of IPX.



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     2.  Term.  This Agreement shall commence on the date hereof and shall
         ----
continue in full force and effect for an initial period ending on June 30, 2001 and may, by mutual agreement at least 120 days prior to expiration of this Agreement, be renewed by IPX and Limited on the same terms for additional five year periods.

     3.  Charges.  For the Services provided by IPX, Limited will pay a fixed
         -------
annual fee to IPX, payable in quarterly installments. The amount of such fee for the 12-month period ending June 30, 1997 will be $1,150,000 and such fee will increase in each subsequent year based on the increase in the Consumer Price Index for the New York City metropolitan area. In addition to these charges, Limited shall reimburse IPX on a quarterly basis for all reasonable third-party charges incurred by IPX incident to the rendering of the Services. The parties will periodically review the Services listed on Exhibit A hereto but any change in the Services will be only by mutual agreement.

     4.   Continuation of Benefits; Insurance.  IPX shall continue to make
          -----------------------------------
available to employees of Limited the benefit plans and health insurance plans in effect for employees of IPX which are presently made available to employees of Limited, upon the terms that such plans are made available to employees of IPX and its subsidiaries from time to time, and, in each case, Limited shall reimburse IPX for the actual costs therefor. IPX will use its best efforts to cause the business operations, properties and officers and directors of Limited to be insured under policies applicable to IPX and its subsidiaries to the extent such business operations, properties and officers and directors are presently insured under such policies, and, in each case, Limited shall reimburse IPX for the actual costs therefor.

     5.  Performance of Services.  IPX shall perform the Services with the same
         -----------------------
degree of care, skill and prudence customarily exercised for its own operations.


     6.  Limitation on Liability; Indemnification.  Except as provided in the
         ----------------------------------------
following sentence, neither party shall have any liability under this Agreement to the other party for damage or loss of any type suffered by the other party or any third party as a result of the performance or non-performance of the Services provided hereunder and neither party will be responsible for general, special, indirect, incidental or consequential damages that the other party or any third party may incur or experience on account of entering into or relying on this Agreement. Each party shall indemnify, defend and hold the other party, its directors, officers and employees harmless from and against all damages, losses and out-of-pocket expenses (including fees) caused by or arising out of any willful failure to perform any obligation or agreement set forth herein.

     7.  Assignment.  Neither Limited nor IPX shall assign or transfer any of
         ----------
its rights or delegate any of its obligations



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
under this Agreement without the prior written consent of the other party hereto.

     8.  Notices.  All notices, requests, demands and other communications
         -------
provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice, or if given by telecopier or other electronic means, when such submission is transmitted and the appropriate answerback is received.

               If to IPX:

               Interpool, Inc.
               211 College Road East
               Princeton, New Jersey 08540


               If to Limited:

               Interpool Limited
               211 College Road East
               Princeton, New Jersey 08540

     9.  Governing Law.  This Agreement shall be governed by the laws of the
         -------------
State of New York, without giving effect to principles of conflict of law.

     10.  Entire Agreement.  This Agreement constitutes the entire understanding
          -----------------
between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

     11.  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     12.  Severability.  Should any part, term or condition hereof be declared
          ------------
illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be




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
and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

     13.  Force Majeure.  No party shall be deemed to have breached this
          -------------
Agreement or be held liable for any failure or delay in the performance of all or any portion of its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control. Without limiting the generality of the foregoing, such causes include acts of God or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lock-outs, wars and war-operations, restraints of government power or communication line failure or other circumstances beyond such party's control, or by reason of the judgment, ruling or order of any court or agency of competent jurisdiction or change of law or regulation subsequent to the execution of this Agreement.

     14.  Successors and Assigns.  Subject to the provisions of Section 7, this
          ----------------------
Agreement is solely for the benefit of the parties and their respective successors and assigns. Nothing herein shall be construed to provide any rights to any other entity or individual.

     15.  Headings.  Section headings are for convenience only and do not
          --------
control or affect the meaning or interpretation of any terms or provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              INTERPOOL, INC.


                              By:
                                  ----------------------------
                                  Name:
                                  Title:


                              INTERPOOL LIMITED


                              By:
                                  ----------------------------
                                  Name:
                                  Title:




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

                                    EXHIBIT A

                                  THE SERVICES
                                  ------------

     1.   General Executive Services.  IPX shall provide periodic advice and
          --------------------------
consultation with respect to the affairs of Limited.

     2.   Accounting and Financial Reporting.  IPX shall provide all accounting
          ----------------------------------
and financial services for Limited, including (a) maintenance of accounting and payroll systems, (b) maintenance of financial and other books and records, including preparation of any required governmental reports, (c) general ledger consolidations, (d) advice and assistance regarding cash management, bank accounts and financings, and (e) financial reporting services in connection with the preparation of Limited's quarterly, annual and other financial statements and reports and any related management's discussion and analysis thereof; provided, however, the accounting and financial services for Limited shall not
- --------  -------
include any services provided to or on behalf of Limited by any third party provider, which shall remain the expense of Limited.

     3.   Administration of Employee Benefit Plans.  IPX shall administer any
          ----------------------------------------
benefit plans offered for the employees of Limited. In addition, IPX shall provide any appropriate employee benefit planning services.

     4.   Tax Services.  IPX shall prepare all tax returns for Limited and shall
          ------------
provide regular advice and consultation with respect to tax matters relating to Limited; provided, however, the tax services for Limited shall not include tax
         --------  -------
services performed for or on behalf of Limited by any third party provider, which shall remain the expense of Limited.

     5.   Management Information Systems.  IPX shall provide Limited with
          ------------------------------
information processing, data retrieval, computerized inventory control and equipment tracking, and all other necessary management information services, including computer operations and technical support.

     6.   Invoicing and Collections.  IPX shall prepare and submit all invoices
          -------------------------
to customers of Limited and shall provide all collection services with respect to accounts due and owing.

     7.   Credit Analysis and Customer Service.  IPX shall provide all
          ------------------------------------
necessary credit review and analysis and customer service functions for Limited.

     8.   Legal.  IPX shall provide Limited with all legal assistance provided
          -----
in the ordinary course of business to IPX, including advice and consultation with respect to legal matters relating to Limited, including the preparation and filing of, and assistance with respect to, reports to the Securities and Exchange Commission and other governmental agencies, the supervision of the defense or prosecution of litigation or legal services furnished by outside counsel (provided that the fees and expenses of any such outside counsel shall remain the expense of Limited).

     9.   Insurance.  IPX shall process and administer all insurance claims for
          ---------
Limited.

     10.  Investor Relations and Advertising.  IPX shall provide any necessary
          ----------------------------------
investor relations and advertising services to Limited.

     11.  Financing Advice and Services.  IPX shall provide advice and
          -----------------------------
consultation and shall represent Limited in connection with any financings with banks, insurance companies and/or other debt and equity investors. IPX shall also provide any necessary services relating to compliance with any requirements of the Company's various debt and lease obligations.

     12.  Other Technical and Administrative Services.  To the extent requested
          -------------------------------------------
by Limited and approved by IPX's Board of Directors, IPX may provide Limited with such other technical and administrative services as may be deemed necessary or appropriate.